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                                                                   Exhibit 23.1




CONSENT OF DELOITTE & TOUCHE LLP


We consent to the use of the Current Report on Form 8-K/A of American Greetings Corporation of our report dated March 3, 2000, except for Note 17, as to which the date is March 30, 2000, relating to the consolidated financial statements of Gibson Greetings, Inc. and subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999.

/s/ Deloitte & Touche LLP
-------------------------
Cincinnati, Ohio
May 17, 2000


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